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                         [Venture Law Group Letterhead]

                                                                     EXHIBIT 5.1

                                February __, 2000


Netro Corporation
3860 N. First Street
San Jose, CA  95134

     REGISTRATION STATEMENT ON FORM S-1
     (FILE NO. 333-30738)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-30738) filed by you, Netro Corporation, with the Securities and Exchange Commission (the "Registration Statement") on February 18, 2000, as amended, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We are admitted to practice law only in the State of California and accordingly, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California and the federal securities laws of the United States. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                  Sincerely,

                                                  VENTURE LAW GROUP
                                                  A Professional Corporation


                                                  /s/ Venture Law Group


THN